UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported) January 27, 2004

NeoPharm, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

33-90516	51-0327886
(Commission File Number)	(IRS Employer Identification No.)

150 Field Drive, Suite 195, Lake Forest, IL 60045
(Address of principal executive offices, including Zip Code)

Registrant’s  telephone number, including area code (847) 295-8678

(Former  name or former address, if changed since last report)

Item 5.           Other Events and Regulation FD Disclosure

On January 27, 2004, NeoPharm, Inc. (the “Company”) announced the completion of the sale of 4,312,500 shares of common stock at a public offering price of $18.25 per share.  This amount includes the exercise of the underwriters’ option to purchase 562,500 shares to cover over-allotments.  All of the shares were offered by the Company.  The net proceeds from the offering to the Company, after underwriting discounts and commissions and estimated expenses, were approximately $73.5 million.  UBS Securities LLC acted as the lead underwriter in this offering.  Robert W. Baird & Co. Incorporated, First Albany Capital Inc. and JMP Securities LLC acted as co-managers.  The shares are registered under the Company’s registration statement on Form S-3 (Registration No. 333-109340) and the offering was made pursuant to a prospectus supplement dated January 22, 2004, and an accompanying prospectus dated December 17, 2003.  On January 27, 2004, the Company issued a press release relating to the completion of the sale of its securities.  Finally, an opinion of counsel regarding the legality of the issued shares was delivered by the Company’s counsel.

A copy of the opinion and the press release are attached hereto as Exhibits 5.1 and 99.1, respectively.

Item 7(c).   Exhibits

5.1                                 Opinion of Burke, Warren, MacKay & Serritella, P.C.

99.1                           Press release of the Company, dated January 27, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEOPHARM, INC.

By:	/s/ Lawrence A. Kenyon
Name:	Lawrence A. Kenyon
Title:	Chief Financial Officer
(Principal Financial Officer
and Principal Accounting Officer)
and Secretary

Dated:             January 27, 2004